EXHIBIT 31.1
CERTIFICATION OF PRINCIPAL EXECUTIVE AND FINANCIAL OFFICER
PURSUANT TO SECTION 302(a) OF THE SARBANES-OXLEY ACT OF 2002

I, Andrew Uribe, the President, Chief Financial Officer, Principal Accounting Officer, and Director of Emy’s Salsa Aji Distribution Company, Inc. certify that:

1.  I have reviewed this Annual Report on Form 10-KSB of Emy’s Salsa Aji Distribution Company, Inc. for the year ended December 31, 2007;

2.  Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.  Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of Emy’s Salsa Aji Distribution Company, Inc. as of, and for, the periods presented in this report;

4.  As Emy’s Salsa Aji Distribution Company, Inc.’s certifying officer I am responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for Emy’s Salsa Aji Distribution Company, Inc. and have:

a.  Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to Emy’s Salsa Aji Distribution Company, Inc., including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b.  Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c.  Evaluated the effectiveness of Emy’s Salsa Aji Distribution Company, Inc.’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d.  Disclosed in this report any change in Emy’s Salsa Aji Distribution Company, Inc.’s internal control over financial reporting that occurred during Emy’s Salsa Aji Distribution Company, Inc.’s most recent fiscal quarter (Emy’s Salsa Aji Distribution Company, Inc.’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, Emy’s Salsa Aji Distribution Company’s internal control over financial reporting; and

5.  As Emy’s Salsa Aji Distribution Company, Inc.’s certifying officer, I have disclosed, based on our most recent evaluation of internal control over financial reporting, to Emy’s Salsa Aji Distribution Company, Inc.’s auditors and the audit committee of Emy’s Salsa Aji Distribution Company, Inc.’s board of directors (or persons performing the equivalent functions):

a.  All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect Emy’s Salsa Aji Distribution Company, Inc.’s ability to record, process, summarize and report financial information; and

b.  Any fraud, whether or not material, that involves management or other employees who have a significant role in Emy’s Salsa Aji Distribution Company, Inc.’s internal control over financial reporting.

Date: March 26, 2008	By:	/s/ Andrew Uribe Name: Andrew Uribe Title: President, Chief Financial Officer, Principal Accounting Officer, and Director